Exhibit 10.1

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

FIRST AMENDMENT TO LICENSE AGREEMENT

    THIS AMENDMENT is entered into on this 3rd  day of June, 2011 (the Effective Date of the First Amendment), by and between the UNIVERSITY OF MISSISSIPPI an educational institution with a principal address at University, Mississippi 38677 (“UM”), and CHROMADEX, INC. with a principal address at 10005 Muirlands Suite G, Irvine, CA 92618 USA (“CHROMADEX”).

    WHEREAS, CHROMADEX and UM (collectively the Parties) entered into a License Agreement made effective as of March 25, 2010 (the "License Agreement"); and

    WHEREAS, the Parties have determined that it is in their mutual interest to amend the License Agreement in accordance with the terms of this First Amendment;

    NOW THEREFORE, in consideration of mutual premises and mutual agreements herein contained, the Parties hereto agree to amend the License Agreement as follows:

    1.  Appendix A ("Patent Rights") attached hereto shall be substituted for the original Appendix A to the License Agreement to expand the Patent Rights licensed to CHROMADEX by UM to include UM 8240.

    2.  In consideration of this Amendment that expands the Patent Rights CHROMADEX agrees to pay UM a non-refundable payment of $[*] within [*] days of the Effective Date of this First Amendment.

    3.  CHROMADEX agrees to pay UM for the Sunk Patent Expenses for UM 8240 detailed in Appendix A and to reimburse UM for future Patent Expenses related to UM 8240 as detailed in Section 3.7 of the License Agreement.

    4.  Except as specifically changed, altered, amended or restructured by this Amendment, all terms and provisions of the License Agreement shall remain unchanged and unaffected and in full force and effect.

    5.  Delivery of an executed counterpart of a signature page to this Agreement by e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this License Agreement as of the date first above written.

UNIVERSITY OF MISSISSIPPI

/s/ Alice M. Clark	Date:	June 2, 2011
Dr. Alice M. Clark
Vice Chancellor for Research and Sponsored Programs

Acknowledged by:

/s/Allyson M. Best	Date:	June 2, 2011
Allyson M. Best
Assistant Director, Technology Management

CHROMADEX, INC.

/s/ Frank L. Jaksch	Date:	June 2, 2011
Frank L. Jaksch Jr.
Chief Executive Officer

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

APPENDIX A

PATENT RIGHTS

•
UM 7020:  United States Patent Application Serial No. 12/136,341, entitled “Method to Ameliorate Oxidative Stress and Improve Working Memory Via Pterostilbene Administration” and foreign counterparts (PCT No. 60/970,591).  UM 7020 is solely owned by the USDA. USDA’s patent rights have been exclusively licensed to UM. Sunk Patent Expenses as of 2/3/10:  $[*]

•
UM 1970:  United States Patent Application Serial No. 11/207,038, entitled “Pterostilbene as a New Agonist for the Peroxisome Prolifterator-Activated Receptor Alpha Isoform,”  There are no foreign counterparts.  UM 1970 is jointly owned by the USDA and UM, and USDA’s patent rights have been exclusively licensed to UM.  Sunk Patent Expenses as of 2/3/10: $[*]

•
UM XYZA:  United States Patent Application Serial No. 13/105,470, entitled “Anxiolytic Effect of Pterostilbene”.  UM XYZA is jointly owned by the USDA and UM, and USDA’s patent rights have been exclusively licensed to UM.  Sunk Patent Expenses as of June 1, 2011:  $[*]